As filed with the Securities and Exchange Commission on June 21, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

XENONICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	84-1433854 (I.R.S. Employer Identification Number)
3186 Lionshead Avenue
Carlsbad, California 92010-4701
(760) 477-8900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan P. Magerman
Chief Executive Officer
Xenonics Holdings, Inc.
3186 Lionshead Avenue
Carlsbad, California 92010-4701
(760) 477-8900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Marc Brown
TroyGould PC
1801 Century Park East, Suite 1600
Los Angeles, California 90067
Telephone: (310) 789-1269
Facsimile: (310) 789-1469
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum	Amount of
of Securities to be		Offering Price Per	Aggregate Offering	Registration
Registered	Amount to be Registered	Share(1)	Price(1)	Fee(1)
Common stock, $0.001 par value per share	1,325,000 shares(2)	$0.37	$490,250.00	$34.95

(1)	The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and represents the average of the high and low prices of the common stock on June 15, 2010, as reported on the NYSE Amex.

(2)	Of these shares, 625,000 shares are currently unissued shares to be offered for resale by selling stockholders following issuance upon the exercise of outstanding warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of additional shares that are issuable upon exercise of the warrants, as such number of 625,000 shares may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act of 1933.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 21, 2010
PROSPECTUS
XENONICS HOLDINGS, INC.
1,325,000 Shares of Common Stock
     This prospectus relates to the sale or other transfer of up to 700,000 shares of our currently outstanding shares of common stock owned by several of our stockholders and up to 625,000 shares of our common stock that are issuable upon the exercise of warrants held by several of our stockholders. For a list of the selling stockholders, see “Selling Stockholders” beginning on page 10 of this prospectus.
     We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the common stock by the selling stockholders. We will, however, receive the exercise price of the warrants if and when those warrants are exercised for cash by the selling stockholders. We will pay all fees and expenses incurred in connection with the registration of the shares of common stock offered by this prospectus, and the selling stockholders will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of these shares.
     The selling stockholders or their donees, pledgees or other transferees may sell or otherwise transfer the shares of common stock offered by this prospectus from time to time in the public market or in privately negotiated transactions, either directly or through broker-dealers or underwriters, at fixed prices, at prevailing market prices at the time of sale, at prices relating to the prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” beginning on page 12 of this prospectus for more information about how the selling stockholders may sell or otherwise transfer their shares of common stock.
     Our common stock is traded under the symbol “XNN” on the NYSE Amex. On June 15, 2010, the last reported sales price of our common stock on the NYSE Amex was $0.38 per share.
     An investment in our common stock involves a high degree of risk. Before making an investment in our common stock, you should carefully review the “Risk Factors” which begin on page 3 of this prospectus as well as the risk factors that are described in our other filings with the Securities and Exchange Commission and that are incorporated by reference into this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is [                    ], 2010.

Page
About this Prospectus	i
Prospectus Summary	1
Risk Factors	3
Forward-Looking Statements	9
Use of Proceeds	10
Selling Stockholders	10
Plan of Distribution	12
Description of Common Stock	14
Legal Matters	14
Experts	15
Where You Can Find More Information	15
Incorporation of Information by Reference	15
EX-4.4
EX-4.5
EX-4.6
EX-4.7
EX-4.8
EX-4.9
EX-4.10
EX-5.1
EX-23.1
ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell the shares of common stock offered by this prospectus in one or more offerings.
     You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.
     The common stock offered by this prospectus is not being offered in any jurisdiction where the offer or sale of such common stock is not permitted. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any date other than the date of this prospectus or, in the case of the documents incorporated by reference, the date of such documents, regardless of the date of delivery of this prospectus or any sale of the common stock offered by this prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
     References in this prospectus to “Xenonics,” “we,” “us” and “our” refer to Xenonics Holdings, Inc., a Nevada corporation.

i

PROSPECTUS SUMMARY
     This summary highlights selected information appearing elsewhere or incorporated by reference into this prospectus and may not contain all of the information that is important to you. You should carefully review this prospectus in its entirety, including the information incorporated by reference.
Xenonics Holdings, Inc.
     We design, manufacture and market high-end, high-intensity portable illumination products and low-light viewing systems (night vision). Our core product line consists of lightweight, long-range, ultra-high intensity illumination products used in a wide variety of applications by the military, law enforcement, security, search and rescue and, to a lesser extent, in commercial markets. The night vision system is used across the entire spectrum from commercial to the military. We hold several patents for our technology platform, which applies high-efficiency dimmable electronic ballast circuitry and precision optics to xenon light to produce an illumination device that delivers improved performance over current technologies, and additional patents to the integration of the night vision system.
     We are largely dependent upon government orders for our revenues. While the night vision products will expand our sales into the commercial market, the government market, particularly law enforcement, will continue to be a large part of the night vision sales. Existing customers include all branches of the United States Armed Forces and federal law enforcement.
     We market our illumination products under the NightHunter brand name and night vision under the SuperVision brand. The NightHunter series of products is produced in a variety of configurations to suit specific customer needs. These include compact hand-held systems for foot-borne personnel and stabilized systems for airborne, vehicular and shipboard use. These NightHunter illumination systems are used for reconnaissance, surveillance, search and rescue, physical security, target identification and navigation. The systems allow the user to illuminate an area, an object or a target with visible or non-visible light, and to improve visibility through many types of obscurants such as smoke, haze and most types of fog.
     The SuperVision product was launched in June 2007 and brings a new category to night vision using a high-resolution HDTV display with an ultra-sensitive infrared (IR)/visible sensor and a proprietary Digital Signal Processor (DSP). This all-digital format brings capabilities comparable to high-end military analog systems at less than half the price. In addition, the digital format allows for zoom capability. The price and capability opens the market to law enforcement and the general consumer, whether in the maritime environment, hunting, camping, security, or any other activity done in a low light situation.
     Our principal executive offices are located at 3186 Lionshead Avenue, Carlsbad, California 92010-4701, and our telephone number is (760) 477-8900. Our website address is www.xenonics.com, although the information on our website is not deemed to be part of this prospectus.

The Offering

Common stock offered by the selling stockholders	1,325,000 shares, consisting of 700,000 outstanding shares owned by the selling stockholders and 625,000 shares that are issuable to certain selling stockholders upon the exercise of outstanding warrants.

Common stock currently outstanding	25,509,458 shares (1)

Common stock to be outstanding after this offering, assuming the exercise of all of the warrants covered by this prospectus	26,134,458 shares (1)

NYSE Amex Trading Symbol	XNN

Risk Factors	An investment in our common stock involves significant risks. See “Risk Factors” beginning on page 3 of this prospectus.

(1)	In addition to these outstanding shares of common stock and the 625,000 warrant shares listed above, as of June 15, 2010, there were outstanding options to purchase 1,649,000 shares of our common stock (with exercise prices ranging from $0.63 per share to $5.75 per share) and outstanding warrants to purchase 7,148,400 shares of our common stock (with exercise prices ranging from $0.50 per share to $3.25 per share).

RISK FACTORS
     An investment in our common stock is subject to a high degree of risk. Before you invest in our common stock, you should carefully consider the risks described below, as such risks may be amended or updated periodically under the heading “Risk Factors” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus. You should also carefully review the other information that is included in, or incorporated by reference into, this prospectus. If any of the events described by these risks actually occur, our business, financial condition, results of operations and business prospects could be materially and adversely affected. In such event, the market price of our common stock would likely decline and you could lose all or part of your investment.
Risks Related to Our Business
We have a recent history of losses and cannot assure you that we will ever become or remain profitable.
     During each of the five fiscal years in the period ended September 30, 2009, we incurred a net loss ranging from $1,391,000 to $5,310,000, and we had revenue ranging from $4,434,000 to $10,168,000. For the fiscal year ended September 30, 2004, we had net income of $1,476,000 on revenue of $11,927,000.
     Since our revenue is primarily dependent upon the receipt of large orders from the military and other governmental organizations, which orders are sporadic and unpredictable, our revenue fluctuates significantly from year to year. We cannot provide any assurance that we will generate revenue at any specific levels or that any revenue generated will be sufficient for us to become profitable or thereafter maintain profitability. If our revenue does not increase significantly, we will need to raise substantial additional amounts of capital in order to be able to continue our operations.
The loss of contracts with U.S. government agencies would adversely affect our revenue.
     To date, substantially all of our sales have been derived from sales to military and security organizations, such as the U.S. military, and various other governmental law enforcement agencies. There are certain considerations and limitations inherent in sales to governmental or municipal entities such as budgetary constraints, timing of procurement, political considerations and listing requirements that are beyond our control and that could affect our future sales. There is no assurance that we will be able to achieve our targeted sales objectives to these governmental and municipal entities or that we will continue to generate any material sales to these entities in the future.
Potential customers may prefer our competitors’ technology and products.
     The ultra-high intensity lighting industry, in which we operate, is characterized by mature products and established industry participants. We compete with other providers of specialized lights in the United States and abroad who have created or are developing technologies and products that are similar to the products we are selling to many of the same purchasers in our targeted markets. Although we believe that our competitors do not offer products as advanced as ours, competition from these companies is intense. Because we are currently a small company with a limited marketing budget, our ability to compete effectively will depend on the benefits of our technology and on our patents. There is no assurance that potential customers will select our technology over that of a competitor, or that a competitor will not market a competing technology with operating characteristics similar to those owned by us.

     Our products could be rendered obsolete or uneconomical by the introduction and market acceptance of competing products, technological advances by current or potential competitors, or other approaches. If that development were to occur, we might be required to reduce our prices in order to remain competitive and these lower prices could affect our profitability. We compete on the basis of a number of factors in areas in which we have limited experience, including marketing to the military and governmental agencies, and customer service and support. There is no assurance that we will be able to compete successfully against current or future competitors.
Because we have a new marketing and sales team, we may be unable to compete successfully against other companies that have a history and track record in the high-intensity lighting and night vision marketplaces.
     We have a new marketing and sales team. On July 27, 2009, we entered into a domestic distribution agreement with Aardvark Tactical, Inc. for all of our high-intensity illumination systems, SuperVision high-definition night-vision devices and future products developed by us. The customer base covered by the agreement includes all United States military, all United States federal law enforcement agencies, all state and local first responders and all United States based defense contractors. Although Aardvark is one of the largest suppliers of non-lethal weapons, riot control, force protection and tactical equipment in the United States to military, law enforcement, federal government and homeland security, there is no assurance that Aardvark will be successful in its effort to market our products.
     Although our officers have experience in the operations and management of various businesses and have experience in the high-intensity lighting field, they have limited experience in the management of a company engaged in the high volume sale of high-intensity lighting and night vision. In addition, while we have had success in marketing to certain branches of the U.S. military and to certain other U.S. governmental agencies, we are new to marketing our products to a wider market. There is no assurance that our current marketing and sales capabilities will enable us to compete successfully against competitors that have a history and track record in the high-intensity lighting and night vision marketplaces. If we do not maintain an effective marketing and sales organization, our business will be adversely affected.
The loss of any of our key personnel could adversely affect our business.
     Our future success depends on the efforts of our senior management, particularly Alan P. Magerman, our Chairman of the Board and Chief Executive Officer, and Jeffrey P. Kennedy, our Chief Operating Officer and President. The loss of the services of one or more members of our senior management could have a material adverse effect on our business and prospects.
We are subject to government regulations that may require us to obtain additional licenses and could limit our ability to sell our products outside the United States.
     The sale of certain of our products outside the United States is subject to compliance with the United States Export Administration Regulations and, potentially, the International Traffic in Arms Regulations. Compliance with government regulations may subject us to additional fees and costs. The absence of comparable restrictions on competitors in other countries may adversely affect our competitive position. The need to obtain licenses could limit or impede our ability to ship to certain foreign markets. Although we currently hold the requisite export licenses required under current requirements, future laws and regulations could impact our ability to generate revenue from the sale of our products outside the United States, which could have a material adverse effect on our business, financial condition and results of operations.

We may experience production delays if suppliers fail to deliver materials to us, which could reduce our revenue.
     The manufacturing process for our products consists primarily of the assembly of purchased components. Although we can obtain materials and purchase components from different suppliers, we rely on certain suppliers for our components. If a supplier should cease to deliver such components, this could result in added cost and manufacturing delays and have a material adverse effect on our business.
Our operations involve evolving products and technological change, which could make our products obsolete.
     Ultra-high-intensity portable illumination products are continuously evolving and are subject to technological change. Our ability to maintain a competitive advantage and build our business requires us to consistently invest in research and development. Many of the companies that currently compete in the portable illumination market, or that may in the future compete with us in our market, may have greater capital resources, research and development staffs, facilities and field trial experience than we do. Our products could be rendered obsolete by the introduction and market acceptance of competing products, technological advances by current or potential competitors, or other approaches.
We may not have adequate protection of our intellectual property, which could result in a reduction in our revenue if our competitors are able to use our intellectual property.
     We own the rights to 18 patents, including 5 design patents and 13 utility patents relating to the design and configuration of our xenon illumination technology and digital lowlight viewing. There is no assurance, however, that our patents will provide competitive advantages for our products or that our patents will not be successfully challenged or circumvented by our competitors. There is no assurance that our pending patent applications will ultimately be issued or provide patent protection for improvements to our base technology. While we believe that our patent rights are valid, we cannot be sure that our products or technologies do not infringe on other patents or intellectual property or proprietary rights of third parties. In the event that any relevant claims of third-party patents are upheld as valid and enforceable, we could be prevented from selling our products or could be required to obtain licenses from the owners of such patents or to redesign our products to avoid infringement. In addition, many of the processes of our products that we deem significant are not protected by patents or pending patent applications.
     We regard portions of the designs and technologies incorporated into our products as proprietary, and we attempt to protect them with a combination of patent, trademark and trade secret laws, employee and third-party nondisclosure agreements and similar means. Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of our products or to otherwise obtain and use to our detriment information that we regard as proprietary. There is no assurance that the agreements we have entered into with employees or third parties to maintain the confidentiality of our confidential or proprietary information will effectively prevent disclosure of our confidential information or provide meaningful protection for our proprietary information or that our confidential or proprietary information will not be independently used by our competitors.
Because we currently have only a single line of products, any delay in our ability to market, sell or ship these existing products would adversely affect our revenue.
     To date, all of our revenue has been generated from the sales of our three NightHunter illumination system products (the NightHunter One, NightHunter II and NightHunter ext), related accessories and our SuperVision product. In addition to these NightHunter models and SuperVision, we are now marketing the NightHunter 3. Our profitability and viability are dependent upon our continued ability to sell, manufacture and ship our NightHunter and SuperVision products, and any delay or interruption in our ability to market, sell or ship our NightHunter illumination systems or SuperVision and related accessories will have a material adverse affect on our business and financial condition.
     In addition, our future growth and profitability will depend on our ability to successfully expand our NightHunter and SuperVision products and to develop other products. While our goal is to develop and commercialize a line of ultra-high-intensity illumination systems, and digital low-light viewing devices, new products will require substantial expenditures of money for development and advertising. There is no guarantee that the market will accept these new products.
Because we depend on a single manufacturer to make our NightHunter products, any failure by the manufacturer to honor its obligations to us will impair our ability to deliver our products to customers.
     Under our agreement with PerkinElmer, a global provider of products and services to, among others, the optoelectronics industries, PerkinElmer is the sole and exclusive manufacturer of our NightHunter products, and we are not permitted to engage any other manufacturer. In addition, PerkinElmer is responsible for testing, packaging and maintaining product inventories. Accordingly, we are dependent upon PerkinElmer for the manufacture and delivery of our new NightHunter products. To date, as a small company with limited resources, our arrangement with PerkinElmer has provided us with the manufacturing, packaging and shipping expertise normally only available to larger firms. However, should PerkinElmer for any reason in the future be unable or unwilling to fully honor its obligations under our manufacturing agreement, we would lose the ability to manufacture and deliver our principal product until PerkinElmer recommences manufacturing or until we obtain an alternate manufacturer. While we believe that we could replace PerkinElmer in such an event, any such event would adversely affect our operations and financial results during the period in which we transitioned to another manufacturer.
The current global economic downturn may materially and adversely affect our business, financial condition and results of operations.
     Unfavorable economic conditions, including the impact of recessions in the United States and throughout the world, may negatively affect our business and financial results. These economic conditions may negatively impact (1) demand for our products, (2) our ability to collect accounts receivable on a timely basis, (3) the ability of suppliers to provide the products required in our operations, and (4) our ability to obtain financing or to otherwise access capital markets.
Risks Related to Our Common Stock
The market price of our common stock may be volatile.
     The market price of our common stock could fluctuate substantially in the future in response to a number of factors, many of which are beyond our control, including:
•	actual or anticipated fluctuations in our operating results;

•	changes in stock market analyst recommendations regarding our common stock, the common stock of our competitors or our industry generally;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	changes in government regulations;

•	litigation or threats of litigation;

•	reports or speculation in the press, industry publications or internet communities;

•	short selling of our common stock or our issuance of common stock for less than the then-current market price of our common stock;

•	new accounting standards;

•	general economic, political and market conditions; and

•	the occurrence of any of the other risks described in this prospectus.
Low trading volume of our common stock may adversely affect the market price of our common stock.
     There is no assurance as to the depth or liquidity of the market for our common stock or the prices at which stockholders may be able to sell their shares. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Due to these conditions, there is no assurance that stockholders will be able to sell their shares at or near ask prices or at all.
If securities or industry analysts do not publish research reports about our business or if they downgrade our common stock, the price of our common stock could decline.
     Small, relatively unknown companies can achieve visibility in the trading market through research and reports that industry or securities analysts publish. The lack of published reports by independent securities analysts could limit the interest in our common stock and negatively affect our stock price. We do not have any control over the research and reports these analysts publish or whether they will be published at all. If any analyst who does cover us downgrades our common stock, our stock price would likely decline. If any analyst ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price to decline.
We do not plan to pay any cash dividends on our common stock.
     We do not plan to pay any cash dividends on our common stock in the foreseeable future. Any decision to pay dividends is within the discretion of the board of directors and will depend upon our profitability at the time, cash available and other factors. As a result, there is no assurance that there will ever be any cash dividends or other distributions on our common stock.
The exercise of outstanding stock options and warrants would dilute the ownership interests of our stockholders, and sales of the common stock acquired upon the exercise of these stock options and warrants could cause our stock price to decline.
     There are currently outstanding stock options and warrants entitling the holders to purchase 8,797,400 shares of our common stock. Substantial option and warrant exercises would significantly dilute the ownership interests of our stockholders. Substantial sales in the public market of the common stock acquired upon the exercise of these options and warrants could cause the market price of our common stock to decline. The perception among investors that these sales may occur could produce the same adverse effect on our stock price.

Our ability to raise capital in the future may be limited, and the interests of our stockholders may be adversely affected if we incur indebtedness or issue additional equity securities to finance our business operations.
     There is no assurance that our future revenue will be sufficient to fund our business operations. If our revenue is insufficient, there is no assurance that we will be able to obtain sufficient funds from debt financing or additional issuances of equity securities to finance our business operations.
     Debt financing may not be available to us in sufficient amounts, on favorable terms or at all. The terms of any debt financing that we incur may impose restrictions on our operations, which may include limiting our ability to incur additional indebtedness or to engage in certain business activities such as acquisitions of other businesses. In addition, we may be subject to covenants requiring us to satisfy certain financial tests and ratios, and our ability to satisfy such covenants may be affected by events outside of our control. The holders of our indebtedness will have rights, preferences and privileges that are senior to those of our stockholders in the event of a liquidation.
     The sale of additional equity securities would result in dilution to our common stockholders by reducing their proportionate ownership interest in our company. Our board of directors has the authority to issue up to 5,000,000 shares of our preferred stock and to determine the rights, preferences and privileges of the preferred stock without the approval of our common stockholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock, restrict their rights to receive payment upon liquidation, and have the effect of delaying, deferring or preventing a change in control which may be beneficial to our common stockholders.
     In addition, the market price of our common stock could decline as a result of sales of our common stock offered by this prospectus or in future securities offerings if we issue common stock at a price that is less than the then-current market price of our common stock.
Our common stock may be delisted from the NYSE Amex, which could result in a decline in the market price of our common stock.
     On January 23, 2009, we received a notice from the NYSE Amex stating that we were not in compliance with one of the requirements for continued listing on the NYSE Amex because our stockholders’ equity was less than $4,000,000 and we had losses from continuing operations and net losses in three of our four most recent fiscal years. On February 23, 2010, we received a second notice from the NYSE Amex stating that we were not in compliance with an additional requirement for continued listing on NYSE Amex because our stockholders’ equity was less than $6,000,000 and we had losses from continuing operations and net losses in our five most recent fiscal years. We have submitted to the NYSE Amex a plan that details the actions that we will take to regain compliance with the NYSE Amex’s continued listing standards by July 23, 2010, which is the deadline imposed by the NYSE Amex to regain compliance with its continued listing standards.
     There is no assurance that we will be able to regain compliance with the NYSE Amex’s continued listing standards by July 23, 2010. The market price of our common stock may be adversely affected if our common stock is delisted from the NYSE Amex because of our failure to comply with such continued listing standards.
     If our common stock is delisted from the NYSE Amex, we anticipate that the common stock will be quoted on the OTC Bulletin Board. Quotation of our common stock on the OTC Bulletin Board may limit the liquidity and price of our common stock more than if the common stock were listed on a national securities exchange. Some investors might perceive our common stock to be less attractive if it ceases to be listed on the NYSE Amex. In addition, a company whose stock is quoted on the OTC Bulletin Board might not attract the same amount of analyst coverage that accompanies companies listed on national securities exchanges. In addition, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities that are quoted on the OTC Bulleting Board. All of these factors might adversely affect the market price and trading volume of our common stock.
You may have difficulty selling our common stock if it is deemed a “penny stock.”
     If our common stock is delisted from the NYSE Amex and is not thereafter listed on any national securities exchange, the open market trading of our common stock will be subject to the SEC’s “penny stock” rules as long as the market price of the stock is below $5.00 per share. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally an individual with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse). These rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these rules, certain brokers-dealers who recommend such penny stock to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive the purchaser’s written agreement to a transaction prior to sale. These rules might have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The additional burdens imposed upon broker-dealers by the penny stock rules could discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and the ability of holders of the common stock to sell their shares.
FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated herein by reference contain forward-looking statements. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including any projections of financing needs, revenue, expense, income, losses or other financial items, any statements regarding business plans and prospectus and any other statements of expectation or belief. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In many cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions, although the absence of such words does not necessarily mean that a statement is not forward-looking.
     You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. Except to the extent expressly required by applicable law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors” beginning on page 3 of this prospectus, as such risk factors may be amended or updated periodically under the heading “Risk Factors” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus.

USE OF PROCEEDS
     We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. However, we will receive the exercise price of warrants to purchase common stock from certain of the selling stockholders upon the exercise of their warrants on a cash basis. We expect to use the net proceeds received from the exercise of the warrants, if any, for general corporate purposes and, consequently, we will have broad discretion over the allocation of such proceeds. If all of such warrants are exercised on a cash basis, we will receive aggregate proceeds, before expenses, of $431,250. We will pay all fees and expenses incurred in connection with the registration of the shares of common stock covered by this prospectus (including, without limitation, SEC filing fees, NYSE Amex listing fees and the fees and expenses of our attorneys and accountants), and the selling stockholders will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of these shares.
SELLING STOCKHOLDERS
     The shares that the selling stockholders are offering under this prospectus consist of 700,000 outstanding shares of our common stock and 625,000 shares that are issuable upon the exercise of outstanding warrants. All of such shares are “restricted securities” under applicable federal and state securities laws, rules and regulations and were issued by us, or will be issued by us in the case of warrant exercises, in transactions that are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The number of shares issuable upon the exercise of the warrants may be adjusted upon the occurrence of certain events such as a stock split, a stock dividend, a stock reclassification or a merger.
     We are registering the shares under the Securities Act to give the selling stockholders the opportunity, if they so desire, to publicly sell the shares for their own accounts in such amounts and at such times and prices as each may choose. Whether sales of shares will be made, and the timing and amount of each such sale, is within the sole discretion of each selling stockholder, and the selling stockholders will act independently of Xenonics in making decisions with respect to the sale of their shares. Registration of the shares under the Securities Act does not require that any of the shares be offered or sold by the selling stockholders, and there is no assurance that the selling stockholders will sell any or all of the shares offered by this prospectus.
     In certain circumstances, a donee, pledgee or other transferee who receives shares of common stock offered by this prospectus from a selling stockholder may become entitled to use this prospectus to sell such shares of common stock. In such event, we will file a supplement to this prospectus that amends the following table of selling stockholders to include the donee, pledgee or other transferee as a selling stockholder under this prospectus.
     The following table sets forth the name of each selling stockholder, the number of shares owned by each selling stockholder as of June 15, 2010, the number of shares offered by each selling stockholder under this prospectus and the number of shares of common stock that will be owned by each selling stockholder assuming that the selling stockholder sells all of the shares that are offered under this prospectus. With respect to warrants, the table assumes that each selling stockholder will exercise the warrants by a cash payment of the exercise price rather than on a cashless basis.
     The information in the table is based in part upon information that we were provided by the selling stockholders, and the percentages in the table were calculated based upon 25,509,458 shares of our common stock being outstanding as of June 15, 2010. Beneficial ownership of shares is determined in accordance with SEC rules and includes voting or investment power with respect to the shares. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days after June 15, 2010, are deemed to be outstanding, including for purposes of computing the percentage ownership of the selling stockholder who holds the option, warrant or convertible security, but not for purposes of computing the percentage ownership of any other selling stockholder.
     Except as described in the footnotes to the table, no selling stockholder currently has, or within the three years preceding the date of this prospectus has had, any position, office or other material relationship with us.

	Shares of Common Stock					Shares of Common Stock
	Beneficially Owned Prior to					Beneficially Owned After
	this Offering					Completion of this Offering
				Number of
	Number of			Shares Being		Number of
Selling Stockholder	Shares		Percent	Offered		Shares		Percent
Jerome Belson	1,285,800	(1)	5.0%	200,000	(2)	1,085,800		4.3%

The Theodore Aroney	815,489	(3)	3.2%	250,000	(3)	565,489		2.2%
Revocable Trust, Theodore
Aroney TTEE

Stephen J. Posner(4)	574,000	(5)	2.2%	150,000	(2)	424,000	(6)	1.7%

Harvey Blitz(7)	518,900	(8)	2.0%	150,000	(2)	368,900	(9)	1.4%

Ronald Judy	500,000	(3)	2.0%	250,000	(3)	250,000		1.0%

Netgain Financial, Inc.	300,000		1.2%	300,000		0		0

Norman Schmutter	191,000	(10)	*	25,000	(2)	166,000		*

*	Less than 1.0% of our outstanding common stock

(1)	Includes 200,000 shares of common stock offered by this prospectus that are issuable upon the exercise of a warrant.

(2)	Consists entirely of shares of common stock that are issuable upon the exercise of a warrant.

(3)	Includes 50,000 shares of common stock offered by this prospectus that are issuable upon the exercise of a warrant.

(4)	Mr. Posner has represented to us that he is an affiliate of a broker-dealer. Mr. Posner has also represented that, if he acquires any of the shares offered by this prospectus upon the exercise of his warrant, he will purchase such shares in the ordinary course of business and, at the time of the purchase of such shares, will have no agreements or understandings, directly or indirectly, with any person to distribute such shares. Mr. Posner served as our placement agent in connection with our 2007 sale of certain securities and, as compensation for his services, received from us warrants to purchase 54,000 shares of our common stock.

(5)	Includes 204,000 shares of common stock that are issuable upon the exercise of warrants (including 150,000 such shares offered by this prospectus).

(6)	Includes 54,000 shares of common stock that are issuable upon the exercise of warrants.

(7)	Mr. Blitz has represented to us that he is an affiliate of a broker-dealer. Mr. Blitz has also represented that, if he acquires any of the shares offered by this prospectus upon the exercise of his warrant, he will purchase such shares in the ordinary course of business and, at the time of the purchase of such shares, will have no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(8)	Includes 195,000 shares of common stock that are issuable upon the exercise of warrants (including 150,000 such shares offered by this prospectus).

(9)	Includes 45,000 shares of common stock that are issuable upon the exercise of a warrant.

(10)	Includes 25,000 shares of common stock offered by this prospectus that are issuable upon the exercise of a warrant.
PLAN OF DISTRIBUTION
     The selling stockholders may, from time to time, sell or otherwise transfer any or all of the shares that are covered by this prospectus on the NYSE Amex or on any other stock exchange, market or trading facility on which the shares are traded or in private transactions. Sales of the shares may be at fixed prices, at prevailing market prices at the time of sale, at prices relating to the prevailing market prices, at varying prices determined at the time of sale or at negotiated prices.
     The selling stockholders may use any one or more of the following methods when selling or otherwise transferring the shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales;

•	transactions in which the broker-dealer agrees with the selling stockholders to sell a specified number of the shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted by applicable law.
     To the extent permitted by applicable law, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:
•	enter into transactions involving short sales of the shares by a broker-dealer;

•	sell shares short themselves and redeliver the shares to close out their short positions;

•	enter into option or other types of transactions that require the selling stockholders to deliver shares to a broker-dealer, who will then resell or otherwise transfer the shares under this prospectus; or

•	loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
     We have provided the selling stockholders with copies of this prospectus. If the selling stockholders use this prospectus for any sale of the shares, they will be subject to the prospectus delivery requirements of the Securities Act, including by compliance with Rule 172 under the Securities Act.
     Any shares covered by this prospectus that qualify for resale in accordance with the terms and conditions of Rule 144 under the Securities Act may be sold by the selling stockholders under Rule 144 rather than under this prospectus.
     We will pay all fees and expenses incurred in connection with the registration of the shares of common stock covered by this prospectus (including, without limitation, SEC filing fees, NYSE Amex listing fees and the fees and expenses of our attorneys and accountants), and the selling stockholders will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of these shares.
     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares covered by this prospectus and, if they default in the performance of their secured obligations, the secured parties may offer and sell such shares from time to time under this prospectus after we have filed a supplement to this prospectus that amends the list of selling stockholders to include the secured parties as selling stockholders under this prospectus.
     The selling stockholders may from time to time transfer some or all of the shares covered by this prospectus by gifts, by distributions of the shares to stockholders, partners or members of selling stockholders that are corporations, partnerships or limited liability companies, respectively, or by other similar distributions. In such event, the donees or other transferees of such shares may offer and sell such shares from time to time under this prospectus after we have filed a supplement to this prospectus that amends the list of selling stockholders to include the donees or other transferees as selling stockholders under this prospectus.
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares if liabilities are imposed on that person under the Securities Act.
     The selling stockholders have advised us that, as of the date of this prospectus, they have not entered into any agreements or arrangements with any underwriters or broker-dealers regarding the sale of the shares that are covered by this prospectus and that there is no underwriter or coordinating broker acting in connection with a proposed sale of any such shares by any selling stockholder. If we are subsequently notified by any selling stockholder that any material arrangement has been entered into with an underwriter or a broker-dealer for the sale of any of the shares, if required by applicable law we will file a supplement to this prospectus that discusses such arrangement.

     Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of the shares by a broker-dealer acting as principal may be deemed to be underwriting discounts or commissions under the Securities Act.
     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of the shares covered by this prospectus and to the related activities of the selling stockholders. Regulation M generally provides, among other things, that any selling stockholder engaged in the distribution of securities may not concurrently purchase such securities during the period of distribution described in Regulation M.
DESCRIPTION OF COMMON STOCK
     We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share. As of June 15, 2010, 25,509,458 shares of our common stock were outstanding.
     The following summary describes certain provisions of our common stock, but does not purport to be complete and is subject to and qualified in its entirety by the applicable provisions of the Nevada Revised Statutes and our articles of incorporation and bylaws.
     We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of our common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use. They are also entitled to share on a pro rata basis in any distribution to stockholders upon our liquidation, dissolution or winding up. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock.
     The transfer agent and registrar of our common stock is Interwest Transfer Co., Inc., 1981 East 4800 South, Salt Lake City, Utah 84117; (801) 272-9294.
     We are also authorized to issue 5,000,000 shares of preferred stock, par value $0.001 per share, although no shares of our preferred stock are outstanding as of the date of this prospectus. Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series, which may include dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund terms and the number of shares that constitute any series. The board of directors may exercise this authority without any further action by our stockholders. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of our common stock.
LEGAL MATTERS
     TroyGould PC, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock offered by this prospectus.

EXPERTS
     Our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended September 30, 2009 have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their report, which is included in such Annual Report on Form 10-K and also is incorporated in this prospectus by reference. Our consolidated financial statements are incorporated herein by reference in reliance upon such report of SingerLewak LLP given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, in accordance with that act, file periodic reports, proxy statements and other information with the SEC. The periodic reports, proxy statements and other information filed by us are available for inspection and copying at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is http://www.sec.gov.
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 for the securities offered under this prospectus. The registration statement, including the exhibits to the registration statement, contains additional information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement.
INCORPORATION OF INFORMATION BY REFERENCE
     The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. The information relating to us and our securities that is contained in this prospectus does not purport to be comprehensive and should therefore be read together with the information that is incorporated by reference into this prospectus.
     We incorporate by reference into this prospectus the following documents that we have filed, or will file, with the SEC (other than any portions of such documents that, in accordance with SEC rules, are deemed to be “furnished” rather than “filed” with the SEC):
•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 (filed on December 22, 2009) and Amendment No. 1 thereto on Form 10-K/A (filed on January 27, 2010);

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2009 (filed on February 16, 2010) and March 31, 2010 (filed on May 17, 2010), respectively;

•	Our Current Reports on Form 8-K filed on December 22, 2009, February 16, 2010, March 1, 2010, April 2, 2010, April 22, 2010, and May 18, 2010, respectively;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on April 1, 2005, and any amendment or report subsequently filed for the purpose of updating such description; and

•	Each document that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering, with information in each such filing to be deemed to be incorporated by reference into this prospectus as of the date we make the filing.
     Any person, including any beneficial owner, to whom this prospectus is delivered may obtain a copy of any of these filings from us at no cost by writing or calling our Corporate Secretary at the following address or telephone number: Xenonics Holdings, Inc.; 3186 Lionshead Avenue; Carlsbad, California 92010-4701; (760) 477-8900.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses to be paid by the registrant (excluding brokerage and underwriting discounts and commissions, which will be paid by the selling stockholders), in connection with the offering of securities described in this registration statement. All amounts shown are estimates except for the SEC registration fee and the NYSE Amex listing fee.

Securities and Exchange Commission registration fee	$35
NYSE Amex listing fee	26,500
Printing and engraving expenses	5,000
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Transfer agent and registrar fees	1,000
Miscellaneous expenses	2,000

Total	$64,535
Item 15. Indemnification of Directors and Officers.
     Our Restated Articles of Incorporation provide that no officer or director shall be personally liable to us or our stockholders for monetary damages except as provided pursuant to the Nevada Revised Statutes. Our Bylaws provide that we will indemnify each person who serves at any time as a director or officer from and against any and all liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer, to the full extent allowed by Nevada law if such director or officer has satisfied the standard of conduct specified in the Bylaws. The rights accruing to any person under our Bylaws and Restated Articles of Incorporation do not exclude any other right to which such person may be entitled under applicable law or pursuant to an agreement entered into with us.
     We have entered into indemnification agreements with our directors and officers. Under the indemnification agreements, we are obligated to indemnify each of these persons, to the full extent permitted by Nevada law and subject to certain exceptions specified in the indemnification agreements, against any and all expenses (including attorneys’ fees), judgments, damages, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by us or in our name against such indemnitee) to which the officer or director is made a party as a result of the fact that the indemnitee was a director, officer, employee or agent of our company, and we currently have an insurance policy for the purpose of insuring our directors and officers against certain of such expenses (including attorneys’ fees), judgments, damages, fines, penalties and amounts paid in settlement that are incurred by them.
     Sections 78.7502, 78.751 and 78.752 of the Nevada Revised Statutes authorize a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents and to purchase insurance policies covering such persons against liabilities incurred by them in connection with their services performed for the corporation. Generally, under Nevada law, a corporation may indemnify officers, directors, employees and agents of a corporation against all expenses (including amounts paid in settlement and attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed civil, criminal, administrative or investigative proceeding (other than an action by or in the name of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Nevada Revised Statutes provide that, with respect to actions by or in the name of the corporation, officers, directors, employees and agents of a corporation may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification may be made in respect of any claim as to which such person has been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case. To the extent that an officer, director, employee or agent is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation must indemnify such officer, director, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
Item 16. Exhibits.
     The Exhibit Index that follows the signature page of this registration statement lists the exhibits that are filed with this registration statement, and such Exhibit Index is incorporated herein by reference.
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and

(a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 21, 2010.

XENONICS HOLDINGS, INC.
By:	/s/ Alan P. Magerman
Alan P. Magerman
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Alan P. Magerman as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same and all prospectus supplements, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Alan P. Magerman Alan P. Magerman	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 21, 2010

/s/ Richard S. Kay Richard S. Kay	Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial and Accounting Officer)	June 21, 2010

/s/ Jeffrey P. Kennedy Jeffrey P. Kennedy	Director, President and Chief Operating Officer	June 21, 2010

/s/ Robert F. Buie Robert F. Buie	Director	June 21, 2010

/s/ Robert E. Petersen Robert E. Petersen	Director	June 21, 2010

EXHIBIT INDEX
     The following exhibits are filed with this registration statement or are incorporated by reference as a part of this registration statement:

Exhibit
Number	Description
4.1	Restated Articles of Incorporation of Xenonics Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 of Xenonics Holdings, Inc., File No. 333-123221, filed on March 9, 2005).

4.2	Bylaws of Xenonics Holdings, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the Registration Statement on Form SB-2 of Xenonics Holdings, Inc., File No. 333-115324, filed on June 30, 2004).

4.3	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form SB-2 of Xenonics Holdings, Inc., File No. 333-115324, filed on June 30, 2004).

4.4	Warrant, dated July 15, 2009, issued by Xenonics Holdings, Inc. to Jerome Belson, as amended by an Amendment to Warrant dated May 4, 2010, for the purchase of 200,000 shares of the common stock of Xenonics Holdings, Inc. and containing registration rights.*

4.5	Warrant, dated July 15, 2009, issued by Xenonics Holdings, Inc. to Harvey Blitz, as amended by an Amendment to Warrant dated May 4, 2010, for the purchase of 150,000 shares of the common stock of Xenonics Holdings, Inc. and containing registration rights.*

4.6	Warrant, dated July 15, 2009, issued by Xenonics Holdings, Inc. to Stephen J. Posner, as amended by an Amendment to Warrant dated May 4, 2010, for the purchase of 150,000 shares of the common stock of Xenonics Holdings, Inc. and containing registration rights.*

4.7	Warrant, dated July 15, 2009, issued by Xenonics Holdings, Inc. to Norman Schmutter, as amended by an Amendment to Warrant dated May 4, 2010, for the purchase of 25,000 shares of the common stock of Xenonics Holdings, Inc. and containing registration rights.*

4.8	Warrant, dated December 11, 2009, issued by Xenonics Holdings, Inc. to the Theodore Aroney Revocable Trust, Theodore Aroney TTEE, for the purchase of 50,000 shares of the common stock of Xenonics Holdings, Inc. and containing registration rights.*

4.9	Warrant, dated December 11, 2009, issued by Xenonics Holdings, Inc. to Ronald Judy, for the purchase of 50,000 shares of the common stock of Xenonics Holdings, Inc. and containing registration rights.*

4.10	Extension Agreement, dated April 28, 2010, between Xenonics Holdings, Inc. and Netgain Financial, Inc., regarding the issuance of 300,000 shares of the common stock of Xenonics Holdings, Inc.*

5.1	Opinion of TroyGould PC.*

Exhibit
Number	Description
23.1	Consent of SingerLewak LLP.*

23.2	Consent of TroyGould PC (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page of this registration statement).*

*	Filed with this registration statement.